UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2009

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 16, 2009, the Compensation and Nominating Committee of the Board of Directors of People’s United Financial, Inc. (the Company) approved changes to the manner in which dividends payable on unvested shares of restricted stock awarded under the Company’s Long-Term Incentive Plan will be paid out to award recipients.

Prior to the Committee’s action, cash dividends paid with respect to shares of restricted stock granted pursuant to the Long-Term Incentive Plan were accumulated for the benefit of the grant recipient in a non-interest bearing account, and were paid out to the grant recipient as soon as practicable after the end of the applicable restriction period. Beginning with the cash dividend to be paid by the Company on August 15, 2009, cash dividends paid with respect to shares of restricted stock granted pursuant to the Long-Term Incentive Plan will be paid to the grant recipient at the same time as dividends are paid on all other shares of the Company’s common stock, regardless of whether the restricted stock awards have vested.

Dividends previously accrued but not paid to the holders of unvested restricted stock awards made pursuant to the Long-Term Incentive Plan based on prior practice will also be paid out to holders of those awards as soon as administratively practicable.

[signature appears on following page]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: July 21, 2009	By:	/s/ Eric J. Appellof
(Signature)
	Name:	Eric J. Appellof
	Title:	Assistant Secretary

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